Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of North American General Resources Corp. on Form S-8, pertaining to the registration of 20,000,000 shares of common stock, par value of $0.001, to be issued pursuant to a Stock Option Plan for North American General Resources Corp., of our Auditors' Report, dated February 5, 2004, with respect to the financial statements of North American General Resources Corp. included in the annual report on Form 10-KSB for the year ended October 31, 2003 filed with the Securities and Exchange Commission.





May 10, 2004                                            e/ Andrew Lee
                                                     ------------------------
                                                      Morgan and Company
                                                     PROFESSIONAL CORPORATION